Exhibit 99.1

ALBUQUERQUE, N.M.
November 4, 2022

PNM Resources Reports Third Quarter 2022 Results
2022 Ongoing Earnings Guidance Raised

•2022 third quarter GAAP earnings of $1.42 per diluted share
•2022 third quarter ongoing earnings of $1.46 per diluted share
•2022 ongoing earnings guidance range raised to $2.63 - $2.68
•2023 ongoing earnings guidance range maintained at $2.60 - $2.75

PNM Resources (In millions, except EPS)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
GAAP net earnings attributable to PNM Resources	$122.4	$113.3	$153.8	$184.6
GAAP diluted EPS	$1.42	$1.32	$1.78	$2.14
Ongoing net earnings	$126.1	$118.0	$218.9	$193.3
Ongoing diluted EPS	$1.46	$1.37	$2.54	$2.25

PNM Resources (NYSE: PNM) today released its 2022 third quarter results and raised its full-year 2022 consolidated ongoing earnings guidance range to $2.63 to $2.68 per diluted share. Consolidated ongoing earnings guidance for 2023 was maintained at a range of $2.60 to $2.75 per diluted share.

“Results for the third quarter were driven by increased demand at TNMP, PNM and across the Western region,” said Pat Vincent-Collawn, PNM Resources chairman and CEO. “We remain committed to our customers, community and the environment as we work to support growing needs across Texas and New Mexico.”

“The end of the third quarter also marked the end of our San Juan Generating Station operations, reducing coal generation to less than 10% of PNM’s generation portfolio capacity as we follow through on our plans to exit coal and fully eliminate carbon emissions by 2040,” added Vincent-Collawn.

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PNM Resources Q3 2022 Earnings            11-4-22                         p. 2 of 4

SEGMENT REPORTING OF 2022 THIRD QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q3 2022	Q3 2021	Q3 2022	Q3 2021
PNM	$1.13	$1.01	$1.17	$1.05
TNMP	$0.36	$0.33	$0.36	$0.33
Corporate and Other	($0.07)	($0.02)	($0.07)	($0.01)

Consolidated PNM Resources	$1.42	$1.32	$1.46	$1.37

Net changes to GAAP and ongoing earnings in the third quarter of 2022 compared to the third quarter of 2021 include:

•PNM: Increased transmission margins due to higher system demand and new customers, including the Western Spirit transmission contract, higher market prices and increased usage due to load growth and weather were partially offset by realized losses in decommissioning and reclamation trusts.

•TNMP: Increased usage due to load growth and weather, along with rate recovery through Transmission Cost of Service (TCOS) and Distribution Cost of Service (DCOS) increases, were partially offset by higher depreciation and property tax expense associated with new capital investments and higher O&M expenses.

•Corporate and Other: Higher interest rates on variable rate debt increased losses.

In addition, GAAP earnings decreased in the third quarter of 2022 resulting from $11.2 million in net unrealized losses on investment securities for decommissioning and reclamation trusts compared to $2.5 million in net unrealized losses in the third quarter of 2021.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

STATUS OF MERGER

On January 3, 2022, PNM Resources and AVANGRID announced an amendment and extension of their merger agreement through April 20, 2023, and an appeal of the NMPRC decision with the New Mexico Supreme Court. The Court’s briefing schedule concluded in August 2022. No response has been provided on the companies’ request for oral argument. There is no statutory deadline for the Court to respond to the request for oral argument nor to act on the appeal.

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PNM Resources Q3 2022 Earnings            11-4-22                         p. 3 of 4

THIRD QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, NOVEMBER 4

PNM Resources will discuss these items during a live conference call and webcast on Friday, November 4th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources Chairman and Chief Executive Officer, Don Tarry, PNM Resources President and Chief Operating Officer, and Lisa Eden, PNM Resources Senior Vice President and Chief Financial Officer.

The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10172346/f4d6d71520. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources third quarter earnings call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2021 consolidated operating revenues of $1.8 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free generation by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

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PNM Resources Q3 2022 Earnings            11-4-22                         p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$97,468	$31,431	$(6,466)	$122,433
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	11,194	—	—	11,194
Regulatory disallowances and restructuring costs2b	625	—	—	625
Pension expense related to previously disposed of gas distribution business2c	614	—	—	614
Merger related costs2d	17	1	337	355
Total adjustments before income tax effects	12,450	1	337	12,788
Income tax impact of above adjustments[1]	(3,162)	—	(86)	(3,248)
Income tax impact of non-deductible merger related costs[3]	262	(125)	7	144
Timing of statutory and effective tax rates on non-recurring items[4]	(5,933)	(51)	12	(5,972)
Total income tax impacts[5]	(8,833)	(176)	(67)	(9,076)
Adjusting items, net of income taxes	3,617	(175)	270	3,712
Ongoing Earnings (Loss)	$101,085	$31,256	$(6,196)	$126,145

Nine Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$95,562	$72,542	$(14,319)	$153,785
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	81,084	—	—	81,084
Regulatory disallowances and restructuring costs2b	2,025	—	—	2,025
Pension expense related to previously disposed of gas distribution business2c	1,842	—	—	1,842
Merger related costs2d	67	4	1,569	1,640
Total adjustments before income tax effects	85,018	4	1,569	86,591
Income tax impact of above adjustments[1]	(21,595)	(1)	(398)	(21,994)
Income tax impact of non-deductible merger related costs[3]	252	156	42	450
Timing of statutory and effective tax rates on non-recurring items[4]	41	144	(149)	36
Total income tax impacts[5]	(21,302)	299	(505)	(21,508)
Adjusting items, net of income taxes	63,716	303	1,064	65,083
Ongoing Earnings (Loss)	$159,278	$72,845	$(13,255)	$218,868

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Decreases in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Decrease in "Regulatory disallowances and restructuring costs" of $0.6 million for the three months ended September 30, 2022, an increase in "Regulatory disallowances and restructuring costs" of $0.8 million for the nine months ended September 30, 2022 and a decrease in "Electric Operating Revenues" of $1.2 million for the three and nine months ended September 30, 2022

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases (decreases) in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.1% for PNMR, and the GAAP anticipated effective tax rates of 11.0% for PNM, 13.4% for TNMP, and 10.1% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$86,915	$27,942	$(1,536)	$113,321
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	2,512	—	—	2,512
Regulatory disallowances and restructuring costs2b	436	—	—	436
Pension expense related to previously disposed of gas distribution business2c	849	—	—	849
Merger related costs2d	204	5	1,364	1,573
Total adjustments before income tax effects	4,001	5	1,364	5,370
Income tax impact of above adjustments[1]	(1,016)	(1)	(346)	(1,363)
Income tax impact of non-deductible merger related costs[3]	12	1	130	143
Timing of statutory and effective tax rates on non-recurring items[4]	317	226	(14)	529
Total income tax impacts[5]	(687)	226	(230)	(691)
Adjusting items, net of income taxes	3,314	231	1,134	4,679
Ongoing Earnings (Loss)	$90,229	$28,173	$(402)	$118,000

Nine Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$146,804	$52,326	$(14,521)	$184,609
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(3,594)	—	—	(3,594)
Regulatory disallowances and restructuring costs2b	436	—	—	436
Pension expense related to previously disposed of gas distribution business2c	2,547	—	—	2,547
Merger related costs2d	562	433	9,743	10,738
Total adjustments before income tax effects	(49)	433	9,743	10,127
Income tax impact of above adjustments[1]	12	(91)	(2,475)	(2,554)
Income tax impact of non-deductible merger related costs[3]	24	36	835	895
Timing of statutory and effective tax rates on non-recurring items[4]	—	128	135	263
Total income tax impacts[5]	36	73	(1,505)	(1,396)
Adjusting items, net of income taxes	(13)	506	8,238	8,731
Ongoing Earnings (Loss)	$146,791	$52,832	$(6,283)	$193,340

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Regulatory disallowances and restructuring costs"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increase in "Income Tax Expense"
[4] Income tax timing impacts resulting from differences between the statutory tax rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 24.2% for PNMR, and the GAAP anticipated effective tax rates of 15.4% for PNM, 11.1% for TNMP, and 13.1% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$1.13	$0.36	$(0.07)	$1.42
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.10	—	—	0.10
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.07)	—	—	(0.07)
Total Adjustments	0.04	—	—	0.04
Ongoing Earnings (Loss)	$1.17	$0.36	$(0.07)	$1.46
Average Diluted Shares Outstanding: 86,135,756

Nine Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$1.11	$0.84	$(0.17)	$1.78
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.70	—	—	0.70
Regulatory disallowances and restructuring costs	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Merger related costs	—	—	0.02	0.02
Total Adjustments	0.74	—	0.02	0.76
Ongoing Earnings (Loss)	$1.85	$0.84	$(0.15)	$2.54
Average Diluted Shares Outstanding: 86,177,523

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$1.01	$0.33	$(0.02)	$1.32
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.02	—	—	0.02
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.01	0.01
Total Adjustments	0.04	—	0.01	0.05
Ongoing Earnings (Loss)	$1.05	$0.33	$(0.01)	$1.37
Average Diluted Shares Outstanding: 86,112,742

Nine Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$1.70	$0.61	$(0.17)	$2.14
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.03)	—	—	(0.03)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Merger related costs	—	0.01	0.10	0.11
Total Adjustments	—	0.01	0.10	0.11
Ongoing Earnings (Loss)	$1.70	$0.62	$(0.07)	$2.25
Average Diluted Shares Outstanding: 86,105,871

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$531,966	$481,881	$1,320,779	$1,197,359
Alternative revenue programs	(11,643)	(9,483)	(14,569)	(3,156)
Other electric operating revenue	209,565	82,153	367,526	151,595
Total electric operating revenues	729,888	554,551	1,673,736	1,345,798
Operating Expenses:
Cost of energy	334,339	199,380	698,349	467,452
Administrative and general	58,125	56,520	165,328	168,458
Energy production costs	34,469	32,374	110,534	106,709
Regulatory disallowances and restructuring costs	(567)	436	832	436
Depreciation and amortization	76,570	71,438	229,103	212,039
Transmission and distribution costs	21,538	19,996	61,160	56,166
Taxes other than income taxes	22,651	22,678	71,207	65,440
Total operating expenses	547,125	402,822	1,336,513	1,076,700
Operating income	182,763	151,729	337,223	269,098
Other Income and Deductions:
Interest income	3,969	3,329	11,588	10,466
Gains (losses) on investment securities	(15,736)	1,948	(84,104)	16,108
Other income	5,364	5,686	14,845	14,592
Other (deductions)	(1,647)	(5,098)	(7,529)	(13,836)
Net other income and deductions	(8,050)	5,865	(65,200)	27,330
Interest Charges	34,526	23,244	89,963	73,247
Earnings before Income Taxes	140,187	134,350	182,060	223,181
Income Taxes	13,450	16,668	16,982	26,533
Net Earnings	126,737	117,682	165,078	196,648
(Earnings) Attributable to Valencia Non-controlling Interest	(4,172)	(4,229)	(10,897)	(11,643)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to PNMR	$122,433	$113,321	$153,785	$184,609
Net Earnings Attributable to PNMR per Common Share:
Basic	$1.42	$1.32	$1.79	$2.14
Diluted	$1.42	$1.32	$1.78	$2.14
Dividends Declared per Common Share	$0.3475	$0.3275	$1.0425	$0.9825